UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 06, 2022

Gritstone bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38663	47-4859534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 300
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 871-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRTS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Fourth Amendment to the License Agreement

On June 6, 2022, Gritstone bio, Inc. (the “Company”) entered into the Fourth Amendment (the “Fourth Amendment”) to that certain License Agreement, dated as of September 6, 2018, by and between MIL 21E, LLC (the “Licensor”) and the Company, pursuant to which the Company has a license to use certain premises located at 21 Erie Street in Cambridge, Massachusetts (as subsequently amended on July 11, 2019, May 20, 2020 and September 21, 2021, the “License Agreement”).

Pursuant to the Fourth Amendment, the Company and the Licensor agreed to extend the term of the License Agreement for an additional period of five (5) months, commencing on February 1, 2023 and ending on June 30, 2023, for certain spaces covered by the License Agreement. The Fourth Amendment also modifies the base rent payable, commencing on February 1, 2023.

The foregoing summary of the material terms of the Fourth Amendment is qualified in its entirety by the terms of the Fourth Amendment. The Company anticipates filing the Fourth Amendment as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gritstone bio, Inc.

Date:	June 10, 2022	By:	/s/ Andrew Allen
Andrew Allen President and Chief Executive Officer